================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        Hall, Kinion & Associates, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             [LOGO OF HALL KINION]

                        HALL, KINION & ASSOCIATES, INC.
                         185 Berry Street, Suite 6440
                            San Francisco, CA 94107

                                April 20, 1999

TO THE STOCKHOLDERS OF HALL, KINION & ASSOCIATES, INC.

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders (including any adjournments or reschedulings thereof, the "Annual Meeting") of Hall, Kinion & Associates, Inc. (the "Company") which will be held at the San Francisco Marriott, 55 Fourth Street, San Francisco, California, on May 14, 1999, at 9:00 a.m.

  Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

  It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

  On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          Brenda C. Rhodes
                                          Chief Executive Officer
                                          and Chairman of the Board

                             [LOGO OF HALL KINION]

                        HALL, KINION & ASSOCIATES, INC.
                         185 Berry Street, Suite 6440
                            San Francisco, CA 94107

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1999

  The annual meeting of the stockholders (including any adjournments or rescheduling thereof, the "Annual Meeting") of Hall, Kinion & Associates, Inc. (the "Company"), will be held on Friday, May 14, 1999, at 9:00 a.m. Pacific time at the San Francisco Marriott, 55 Fourth Street, San Francisco, California, for the following purposes:

  1. To elect two directors of the Board of Directors to serve until the 2002 Annual Meeting or until their successors have been duly elected and qualified;

  2. To consider a proposal to ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending January 2, 2000; and

  3. To transact such other business as may properly come before the Annual Meeting.

  Stockholders of record at the close of business on March 24, 1999 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or reschedulings thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at the principal office of the Company.

                                          By order of the Board of Directors,

                                          MARTIN A. KROPELNICKI
                                          Secretary

San Francisco, California
April 20, 1999


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

                        HALL, KINION & ASSOCIATES, INC.
                         185 Berry Street, Suite 6440
                            San Francisco, CA 94107

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

  The accompanying proxy is solicited by the Board of Directors of Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders (including any adjournments or reschedulings thereof, the "Annual Meeting") to be held Friday, May 14, 1999, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 20, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 24, 1999, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 9,603,356 shares of Common Stock outstanding. Each stockholder of record on March 24, 1999, is entitled to one vote for each share of Common Stock held by each stockholder on March 24, 1999. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Quorum Required

  The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

  Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

  Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending January 2, 2000, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast whether affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

                              GENERAL INFORMATION

  Annual Report. An annual report for the fiscal year ended December 27, 1998 is enclosed with this Proxy Statement.

  Voting Securities. Only stockholders of record as of the close of business on March 24, 1999 will be entitled to vote at the Annual Meeting and any adjournment thereof. As of that date, there were 9,603,356 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Shares of Common Stock may not be voted cumulatively. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

  Solicitation of Proxies. The cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

  Voting of Proxies. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person. A majority of the shares of Common Stock of the Company present at the Annual Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the Company's Board in its discretion may, adjourn the Annual Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Proxies containing a vote against the proposals presented in this Proxy Statement will not be used to vote in favor of any such adjournment.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

  The Company has a classified Board of Directors that currently consists of one Class I director (Will Herman), two Class II directors (Paul H. Bartlett and Todd J. Kinion), and two Class III directors (Brenda C. Rhodes and Jon H. Rowberry), who have been elected to serve until the Annual Meetings of Stockholders to be held in 2001, 1999 and 2000, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed any directors whose terms expire on the Annual Meeting of Stockholders date. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of March 31, 1999, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Nominees named below. The two Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.

                                             Year First    Positions & Offices
 Nominees                             Age Elected Director Held with the Company
 --------                             --- ---------------- ---------------------
 Paul H. Bartlett....................  38       1996       Director and President
 Todd J. Kinion (1)(2)...............  37       1991       Director

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

  Paul H. Bartlett, 38, has been a director of the Company since January 1996 and joined the Company in October 1996 as President. Prior to joining the Company, Mr. Bartlett was affiliated with the Sprout Group, a venture capital firm, from February 1991 until October 1996, having served as a general partner before joining the Company. Mr. Bartlett received an A.B. degree in economics from Princeton University and an M.B.A. degree from the Stanford Graduate School of Business.

  Todd J. Kinion, 37, co-founded the Company and has been a director of the Company since the Company's incorporation in 1991. Since August 1996, Mr. Kinion has been a private investor. Mr. Kinion served as Vice President, Recruitment Services of the Company from December 1995 to August 1996. Prior to that time, Mr. Kinion served as Chief Financial Officer and Treasurer of the Company from December 1991 to December 1995. Mr. Kinion also served as Secretary from December 1991 to February 1997. Mr. Kinion holds a B.A. degree in political science from the University of California at Santa Barbara.

Continuing Directors -- Term Ending in 2000

  Set forth below is information regarding two of the continuing Directors of the Company, including their ages, the period during which they have served as Directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

  Brenda C. Rhodes, 46, co-founded the Company and has been a director since the Company's incorporation in 1991. From December 1992 to the present, Ms. Rhodes has served as Chief Executive Officer of the Company. Ms. Rhodes also served as President and Assistant Secretary of the Company from December 1991 to October 1996 and from December 1991 to September 1996, respectively. From August 1981 to June 1987, Ms. Rhodes was general manager of a Snelling & Snelling franchise, a personnel services company.

  Jon H. Rowberry, 52, has been a director of the Company since August 1996. Mr. Rowberry currently serves as President of Franklin Covey Co. ("Franklin Covey"), a provider of leadership and time management products and training. Prior to assuming his current positions, Mr. Rowberry was President of Franklin Covey from March 1997 to March 1998, Chief Operating Officer from August 1996 to March 1997 and Chief Financial Officer from August 1995 to August 1996. From 1985 to 1995, Mr. Rowberry was employed in several executive positions with Adia S.A. and Adia Services, Inc., providers of personnel services. Mr. Rowberry currently serves on the board of directors of Franklin Covey. Mr. Rowberry holds a B.S. degree in accounting from Brigham Young University.

Continuing Director -- Term Ending in 2001

  Set forth below is information regarding the one continuing Director of the Company, including his age, the period during which he has served as a Director, and information furnished by him as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

  Will Herman, 39, has been a director of the Company since August 1998. Mr. Herman currently serves as President and Chief Executive Officer of ViewLogic Systems, Inc. ("ViewLogic"), a system design company. Prior to assuming his current position, Mr. Herman was the President of the ViewLogic Systems development group at Synopsis, Inc. from December 1997 to October 1998. From May 1995 to December 1997, Mr. Herman was the President and Chief Executive Officer of ViewLogic. Mr. Herman currently serves on the board of directors of ViewLogic. Mr. Herman holds a B.S. in computer science from Temple University.

Meetings of the Board of Directors

  During the fiscal year ended December 27, 1998, the Board of Directors held nine (9) meetings and acted by written consent on three (3) occasions. No director serving on the Board during 1998 attended fewer than 75% of the aggregate of such meetings of the Board and the Committees of the Board on which he or she served.

  The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

  The Audit Committee's function is to review with the Company's independent accountants and manage the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee were Mr. Rowberry and Mr. Kinion. During the fiscal year ended December 27, 1998, the Audit Committee held three
(3) meetings.

  The Compensation Committee's function is to review and approve salary levels and stock option grants. The members of the Compensation Committee are Messrs. Rowberry and Kinion. During the fiscal year ended December 27, 1998, the Compensation Committee held eleven (11) meetings and acted by written consent on one (1) occasion. For additional information concerning the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS--Compensation Committee Interlocks and Insider Participation in Compensation Decisions" and "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                  MANAGEMENT

Executive Officers

  The executive officers of the Company as of March 31, 1999 are as follows:

Name                     Position With the Company                             Age
----                     -------------------------                             ---
Brenda C. Rhodes........ Chief Executive Officer and Chairman of the Board      46
Paul H. Bartlett........ President and Director                                 38
Martin A. Kropelnicki... Vice President, Chief Financial Officer and Secretary  32
Rita S. Hazell.......... Senior Vice President, R&D Contract Services           32
Craig J. Silverman...... Vice President, Permanent Placement                    38

  Brenda C. Rhodes co-founded the Company and has been a director since the Company's incorporation in 1991. From December 1992 to the present, Ms. Rhodes has served as Chief Executive Officer of the Company. Ms. Rhodes also served as President and Assistant Secretary of the Company from December 1991 to October 1996 and from December 1991 to September 1996, respectively. From August 1981 to June 1987, Ms. Rhodes was general manager of a Snelling & Snelling franchise, a personnel services company.

  Paul H. Bartlett has been a director of the Company since January 1996 and joined the Company in October 1996 as President. Prior to joining the Company, Mr. Bartlett was affiliated with the Sprout Group, a venture capital firm, from February 1991 until October 1996, having served as a general partner before joining the Company. Mr. Bartlett received an A.B. degree in economics from Princeton University and an M.B.A. degree from the Stanford Graduate School of Business.

  Martin A. Kropelnicki joined the Company in February 1997 as Vice President, Chief Financial Officer and Secretary. Prior to joining the Company, Mr. Kropelnicki was a Director at Deloitte & Touche Consulting Group-ICS, a consulting firm, from February 1996 to February 1997. From June 1989 to February 1996, Mr. Kropelnicki held various positions, most recently as a Director in the financial organization at Pacific Gas & Electric Company, a natural gas and electric utility. Mr. Kropelnicki holds a B.A. degree and an M.A. degree in business economics from San Jose State University.

  Rita S. Hazell has served as Senior Vice President, R&D Contract Services since April 1996. Prior to assuming her current position, Ms. Hazell served in a variety of positions, including Director, R&D Contract Services and Manager, R&D Contract Services, since joining the Company in September 1993. From November 1987 to September 1993, Ms. Hazell served as a manager for Oxford & Associates, Inc., a technical contract services firm.

  Craig J. Silverman joined the Company in April 1996 as Vice President, Permanent Placement. Prior to joining the Company, Mr. Silverman served as Vice President, Sales at Strategic Mapping, Inc., a software development company, from September 1989 to February 1996.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of March 31, 1999 except where noted, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                           Number   Percentage
Name and Address of Beneficial Owners (1)                 of Shares  of Class
-----------------------------------------                 --------- ----------
Brenda C. Rhodes (2)..................................... 1,501,995    15.6
 Chief Executive Officer and Chairman of the Board
 185 Berry Street, Suite 6440
 San Francisco, CA 94107
Todd J. Kinion........................................... 1,575,084    16.4
 Director
 185 Berry Street, Suite 6440
 San Francisco, CA 94107
Virgil L. Hall...........................................   803,050     8.4
 Investor
 185 Berry Street, Suite 6440
 San Francisco, CA 94107
Paul H. Bartlett (3).....................................   974,209     9.2
 President and Director
 185 Berry Street, Suite 6440
 San Francisco, CA 94107
Martin A. Kropelnicki (4)................................   175,000     1.8
 Vice President, Chief Financial Officer and Secretary
 185 Berry Street, Suite 6440
 San Francisco, CA 94107
Rita S. Hazell (5).......................................    36,499       *
Craig J. Silverman (6)...................................    50,333       *
Jon H. Rowberry (7)......................................    27,500       *
 Director
 185 Berry Street, Suite 6440
 San Francisco, CA 94107
Will Herman (8)..........................................     5,833       *
 Director
 185 Berry Street, Suite 6440
 San Francisco, CA 94107
Executive officers and directors as a group (8 persons)
 (9)..................................................... 4,346,453    40.1

--------
  * Less than 1%

(1) Percentage of beneficial ownership is calculated assuming 9,603,356 shares of Common Stock were outstanding on March 31, 1999. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within 60 days of March 31, 1999, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Except as indicated in the footnotes to this table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.
(2) Includes 66,666 shares held by Ms. Rhodes' daughters.
(3) Includes 974,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.
(4) Represents shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.
(5) Includes 11,999 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.
(6) Includes 30,833 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.
(7) Includes 25,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.
(8) Represents shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.
(9) Includes 1,222,665 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 31, 1999.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

  The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 27, 1998 whose total salary and bonus for the fiscal year ended December 27, 1998 exceeded $100,000, in all cases for services rendered in all capacities to the Company during the fiscal years ended 1998, 1997 and 1996:

                          SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                                                   Compensation
                                     Annual Compensation (1)          Awards
                                   ------------------------------- ------------
                                                                    Securities
                                                                    Underlying
Name and Principal Position        Year    Salary ($)(2) Bonus ($) Options (#)
---------------------------        ----    ------------- --------- ------------
Brenda C. Rhodes.................. 1998      $259,992    $210,000         --
 Chief Executive Officer and       1997       269,459           0         --
  Chairman of the Board            1996       313,231      60,000         --

Paul H. Bartlett.................. 1998       240,000     140,000         --
 President and Director            1997       240,000      50,000         --
                                   1996(3)     51,846      26,000    974,000

Martin A. Kropelnicki............. 1998       156,573      52,000         --
 Vice President, Chief Financial   1997(4)    130,192      51,666    175,000
  Officer and Secretary            1996            --          --         --

Rita S. Hazell.................... 1998       125,000      90,325     15,000
 Senior Vice President, R&D        1997       123,220     145,494     40,000
  Contract Services                1996(5)     85,500     109,229         --

Craig J. Silverman................ 1998       125,000      86,503     15,000
 Vice President, Permanent         1997        96,667      83,070     20,000
  Placement                        1996(6)     63,750      65,162     50,000

--------
(1) The aggregate amount of all other compensation in the form of perquisites and other personal benefits does not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for each officer.
(2) Salary includes amounts deferred under the Company's 401(k) Plan.
(3) Mr. Bartlett joined the Company as President in October 1996.
(4) Mr. Kropelnicki joined the Company as Vice President, Chief Financial Officer and Secretary in February 1997.
(5) Ms. Hazell joined the Company in September 1993 and has served as Vice President, R&D Contract Services since April 1996.
(6) Mr. Silverman joined the Company as Vice President, Permanent Placement in April 1996.

  The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended December 27, 1998 to the persons named in the Summary Compensation
Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      Individual Grants
                          ------------------------------------------
                                                                     Potential Realizable
                                                                       Value at Assumed
                          Number of   % of Total                       Annual Rates of
                          Securities   Options                           Stock Price
                          Underlying  Granted to                       Appreciation for
                           Options    Employees  Exercise              Option Term (3)
                           Granted    in Fiscal   Price   Expiration --------------------
          Name             (#) (1)     Year (2)   ($/Sh)     Date     5% ($)    10% ($)
          ----            ----------  ---------- -------- ---------- --------- ----------
Brenda C. Rhodes........         0        --          --        --          --         --
Paul H. Bartlett........         0        --          --        --          --         --
Martin A. Kropelnicki
 (4)....................         0        --          --        --          --         --
Rita S. Hazell (4)......    15,000(5)    2.7%     $6.125   8/20/08   $  57,780 $  146,425
Craig J. Silverman (4)..    15,000(5)    2.7       6.125   8/20/08      57,780    146,425

--------
(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to exercise the option and pay any withholding taxes incurred upon exercise.
(2) A total of 548,550 options were granted during the fiscal year ended December 27, 1998.
(3) Potential gains are net of exercise price, but before taxes associated with the exercise. These amounts represent hypothetical gains assuming rates of appreciation specified by the Securities and Exchange Commission, and do not represent the Company's estimate or projection of future Common Stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company, overall market conditions and the optionees' continued employment through the vesting period. The amounts reflected in this table may not be achieved.
(4) On January 21, 1999, Messrs. Kropelnicki and Silverman and Ms. Hazell were granted option shares at an exercise price equal to the fair market value of the Common Stock on the grant date, $7.375 per share: Mr. Kropelnicki 25,000 option shares; Mr. Silverman and Ms. Hazell each, 50,000 option shares. The optionees become vested in 25% of the option shares upon the completion of one year of service and the balance of the option shares in equal monthly installments over the next 36 months of service.
(5) The optionees become vested in 20% of the option shares upon the completion of one year of service and the balance of the option shares in equal monthly installments over the next 48 months of service.

  The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock during the fiscal year ended December 27, 1998, and unexercised options held as of December 27, 1998, by the persons named in the Summary Compensation Table:

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        Number of Securities       Value of Unexercised
                           Shares                      Underlying Unexercised      In-the-Money Options
                         Acquired on                   Options at 12/27/98 (#)      at 12/27/98 ($) (1)
                          Exercise        Value       -------------------------- -------------------------
Name                         (#)     Realized ($) (2) Exercisable  Unexercisable Exercisable Unexercisable
----                     ----------- ---------------- -----------  ------------- ----------- -------------
Brenda C. Rhodes........       --              --            --           --             --         --
Paul H. Bartlett........       --              --       974,000(3)        --     $3,043,750         --
Martin A. Kropelnicki...       --              --       175,000(4)        --             --         --
Rita S. Hazell..........   26,000        $401,700        10,000       69,000             --     15,000
Craig J. Silverman......   22,000         101,250        29,833(5)    30,667        143,438     15,000

--------
(1) Based on the closing price of $7.125 on the last trading day prior to Sunday, December 27, 1998, less exercise price.
(2) Market price on date of exercise, less exercise price.
(3) The option is immediately exercisable, subject to certain repurchase rights of the Company. Mr. Bartlett is vested in 720,760 of such option shares and will vest in the balance of the option shares in a series of 12 equal monthly installments commencing January 1, 1999. See "Employment and Change in Control Arrangements."
(4) The options for 175,000 option shares are immediately exercisable, subject to certain repurchase rights of the Company. The repurchase right lapses as to 20% of the option shares upon the completion of one year of service and as to the balance of the option shares in 48 equal monthly installments upon the completion of each month of service thereafter. The repurchase right has lapsed as to 64,166 of such option shares as of December 27, 1998.
(5) 17,709 of the option shares are immediately exercisable but remain subject to certain repurchase rights of the Company that lapse in equal monthly installments upon the completion of each of the next 15 months of service.

Employment and Change in Control Arrangements

  In March 1997, the Company entered into an employment agreement with Brenda
C. Rhodes, which provides for a base salary of $260,000. Ms. Rhodes is also eligible for an annual bonus subject to a maximum limitation of 75% of her annual base salary. Either the Company or Ms. Rhodes may terminate Ms. Rhodes' employment with the Company at any time by giving the other party 30 days prior written notice. If Ms. Rhodes is terminated other than for cause or is constructively discharged, and provided that she does not engage in certain competitive activities, Ms. Rhodes will receive her base salary for an additional 24 months from the date of termination, and the Company will pay for her COBRA continuation coverage until the date that is the earlier of 12 months after her termination or the date on which her COBRA eligibility ceases. The employment agreement is for an unspecified term and terminates when all obligations of the parties thereto have been satisfied.

  In October 1996, the Company entered into an employment agreement with Paul
H. Bartlett. The employment agreement is for an unspecified term and terminates when all obligations of the parties thereto have been satisfied. Under the agreement, Mr. Bartlett will be employed as the Company's President, reporting to its Chief Executive Officer. The agreement provides for an annual base salary of $240,000. Mr. Bartlett is also eligible for an annual bonus, subject to a maximum limitation of 75% of his annual base salary. In addition, the Company granted to Mr. Bartlett an immediately exercisable stock option to purchase 974,000 shares of

Common Stock at an exercise price of $4.00 per share, subject to certain repurchase rights of the Company. Mr. Bartlett is 50% vested in such shares and will vest in the balance of the shares in a series of 24 monthly installments commencing January 1, 1998. In addition, all unvested option shares automatically vest upon the occurrence of certain events, including a merger of the Company after which 50% or less of the surviving corporation's voting securities are owned by the Company's stockholders, a sale by the Company of all or substantially all of its assets, or a constructive discharge of Mr. Bartlett. Either the Company or Mr. Bartlett may terminate Mr. Bartlett's employment with the Company at any time by giving the other party 30 days prior written notice. If Mr. Bartlett is terminated other than for cause or disability, or if Mr. Bartlett is constructively discharged, Mr. Bartlett will receive his salary for an additional 12 months from the date of termination, provided he does not engage in certain competitive activities. Under the employment agreement, the Company will nominate Mr. Bartlett for election as a member of its Board of Directors as long as he remains employed, and Brenda C. Rhodes has agreed to cause her shares of the Company's stock to be voted in favor of Mr. Bartlett's election.

  The terms of the Company's 1997 Stock Option Plan (the "1997 Plan") provide that in the event the Company is acquired by merger, consolidation or asset sale, each option outstanding at the time under the 1997 Plan will terminate to the extent not assumed by the acquiring entity. In addition, the plan administrator generally has the discretion to accelerate the vesting of options.

Compensation of Directors

  Under the automatic option grant program of the Company's 1997 Stock Option Plan, each individual who first joins the Board of Directors of the Company as a non-employee director after August 12, 1997 will receive at that time, an automatic option grant for 20,000 shares of Common Stock. The optionee will vest in the automatic option grant in a series of four annual installments over the optionee's period of Board service, beginning one year from the grant date. Each option will have an exercise price equal to the fair market value of the Common Stock on the automatic option grant date and a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. In addition, outside directors receive an annual retainer of $15,000 and $1,000 for each meeting attended in person.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

  Messrs. Rowberry and Kinion served as members of the Board of Directors' Compensation Committee during 1998. Neither Mr. Rowberry nor Mr. Kinion was an officer or employee of the Company at any time during 1998 or at any other time since August 1996. No executive officer of the Company served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

  In August 1996, the Company granted to Rita S. Hazell, Senior Vice President, R&D Contract Services, a loan in the principal amount of $100,000 plus interest at 6.74%. Such loan is secured by a deed of trust in favor of the Company on the real property purchased partially with such borrowed funds. The outstanding balance on the loan as of March 31, 1999 is $50,000. The principal amount of the loan and any accrued interest thereon will be forgiven by the Company ratably over four years so long as Ms. Hazell remains employed by the Company. In August 1998, principal in the amount of $25,000 and interest in the amount of $5,055 were forgiven.

  In September 1998, the Company granted to Craig J. Silverman, Vice President, Permanent Placement, a loan in the principal amount of $100,000 plus interest at 6.74%. Such loan is secured by 17,000 shares of Common Stock and any additional shares of Common Stock that Mr. Silverman purchases pursuant to option exercises. The outstanding balance on the loan as of March 31, 1999 is $100,000. The principal amount of the loan and any accrued interest thereon will be forgiven by the Company ratably over four years on each anniversary of the date of the loan, so long as Mr. Silverman remains employed by the Company. No principal and interest have been forgiven as of the end of fiscal 1998.

  In January 1999, the Company granted to Brenda C. Rhodes, Chief Executive Officer, a loan in the principal amount of $2,000,000 plus interest at the rate of the Company's cost of borrowing plus 1/8% per annum, compounded monthly. Such loan is secured by 1,000,000 shares of the Company's Common Stock. The outstanding balance on the loan as of March 31, 1999 is $2,000,000. The principal amount of the loan and any accrued interest thereon will be due and payable three years from the date of the loan agreement.

  In October 1996, the Company entered into a settlement agreement and general release with Todd J. Kinion, a former officer and a current director of the Company, which obligates the Company to make monthly payments of $9,033 to him until the earlier of February 29, 1998 or the occurrence of certain events. A lump sum payment of $11,239, representing full payment of all unpaid bonus obligations and business expense reimbursements, was made to Mr. Kinion in connection with the settlement agreement.

  The Company has entered into indemnification agreements with each of its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' liability insurance if available on reasonable terms. The Company maintains an insurance policy covering officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors of the Company for wrongful acts that such officers or directors may otherwise be required to pay or for which the Company is required to indemnify such officers and directors, subject to certain exclusions.

  See "Employment and Change in Control Arrangements" for descriptions of agreements regarding the employment of Ms. Rhodes and Mr. Bartlett.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors was comprised of two members during 1998, Messrs. Rowberry and Kinion. Mr. Rowberry was not an officer or employee of the Company at any time during 1998 or at any other time. Mr. Kinion was a former officer of the Company but was not an officer or employee of the Company during 1998 or 1997. The Compensation Committee is responsible for setting and administering policies governing compensation of the Company's executive officers, including the Company's 1997 Stock Option Plan. In addition, the Compensation Committee reviews compensation levels of other management level employees, evaluates the performance of management and reviews other compensation-related issues.

Compensation Philosophy

  The Company applies a consistent compensation philosophy for all of its employees, including its executive officers. The Company's compensation policy is designed to enable the Company to attract, retain and reward executive officers who are likely to contribute to the long-term success of the Company. The Compensation Committee also believes that a strong correlation should exist between executive compensation, business objectives and overall Company performance.

  In preparing the performance graph for this Proxy Statement, the Company has selected the Standard & Poor's 500 Index ("S&P 500 Index"). The companies that the Company uses for comparison of salary and compensation information are not necessarily those included in the S&P 500 Index, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available.

Components of Compensation

  There are three components of the Company's executive compensation program that support the goal of aligning compensation with the value created for the Company's stockholders while providing incentives to further the Company's strategic objectives.

 Salary

  The Compensation Committee strives to offer salaries to its executive officers that are competitive with salaries offered by companies of similar size and capitalization in a similar industry. Base salaries are reviewed on an annual basis and are subject to adjustment based upon the individual's contribution to the Company and changes in salary levels offered by comparable companies. In determining executive officers' salaries, the Compensation Committee considers information provided by the Company's Chief Executive Officer with respect to individual officer responsibilities and performance, as well as salary surveys and similar data available from independent sources.

 Bonuses

  For fiscal 1998, annual incentive bonuses for the Chief Executive Officer and the other officers named in the Summary Compensation Table were based upon the following three components: (i) the Company's targeted net income, (ii) earnings per share estimates for fiscal 1998 and (iii) individual performance. The Compensation Committee reviews performance goals and, based on the components described above, each executive officer's employment arrangement sets forth certain target thresholds. These target thresholds are set on an annual basis. The actual performances of the Company and the executive officer are evaluated to determine the percentage used to calculate the bonus at the end of the year, with the size of the bonus varying between 0% and 100% of the target award. Target awards for each executive officer in fiscal 1998 were set in relation to such officer's base salary.

 Equity Incentives

  The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interests of employees with the interests of the Company's stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Compensation Committee considers the position of the officer, the current stock ownership of the officer, the number of shares that continue to be subject to vesting under outstanding options and the expected future contribution of the officer to the Company's performance, giving primary weight to the officer's position and his expected future contributions. In addition, the Compensation Committee compares the stock ownership and options held by each officer with the other officers' equity positions and the officer's experience and value to the Company.

  Option grants during 1998 are described under the heading "EXECUTIVE COMPENSATION AND OTHER MATTERS" in the table entitled "Option Grants in Last Fiscal Year." In 1998, Ms. Rhodes and Messrs. Bartlett and Kropelnicki were not granted any options to purchase shares of the Company's Common Stock.

 CEO Compensation

  The annual base salary for Ms. Rhodes, the Company's Chief Executive Officer, was established in March 1998 pursuant to an employment agreement with the Company. Ms. Rhodes' base salary is intended to be competitive with that paid to executives at comparable companies in the same industry and to reflect her personal performance for the Company. The factors that the Compensation Committee considered in setting her annual base salary were (i) corporate performance, (ii) earnings per share and net income and (iii) individual performance. In addition, the Compensation Committee believes that an important portion of her compensation should be based on Company performance.

Deductibility of Executive Compensation

  The Company has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations that restrict the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officer in any year, other than compensation that qualifies for an exception under the Code or regulations. The Compensation Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, concluded that no further action with respect to qualifying such compensation for federal income tax deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for such deductibility. The Compensation Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                          COMPENSATION COMMITTEE

                                          Jon H. Rowberry
                                          Todd J. Kinion

                       COMPARISON OF STOCKHOLDER RETURN

  Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of a peer group comprised of comparable companies in the same industry traded on the Nasdaq Stock Market ("Peer Group Index") and the Standard & Poor's 500 Stock Index ("S&P 500 Index") for the period commencing on August 5, 1997/1/ and ending on December 31, 1998. With respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. The Companies included in the Peer Group Index in addition to the Company were as follows:
Accustaff Inc., Adecco S A c/o AdeccoServices, Inc., Alternative Resources Corp., Analysts International Corporation, ASI Solutions Incorporated, Butler International, Inc., Corestaffinc, Cotelligent Group Inc., Data Processing Resources Corporation, EmployeeSolutions, Inc., Kelly Services, Inc. Manpower Inc. Wis, Metamor Worldwide Inc., Metro Information Services, Inc., Modis Professional MPS, Norrell Corp, Olsten Corp, OnAssignment, Inc., RemedyTemp,Inc., Renaissance Worldwide Inc., Robert Half Intl Inc., Romac International, Inc., Team America Corporation, Volt Info Sciences Inc., Western Staff Services, Inc. and Winston Resources Inc. Stockholder returns over the indicated period are based on historical data and the Company cautions that the stock price performance shown in the graph is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock.

Comparison of Cumulative Total Return From August 5, 1997 through December 31,
                                   1998/2/:

      Hall, Kinion & Associates, Inc., Peer Group Index and S&P 500 Index




                       [PERFORMANCE GRAPH APPEARS HERE]

                                      August 5, 1997 Dec. 31, 1997 Dec. 31, 1998
                                      -------------- ------------- -------------
Hall Kinion..........................      $100         $145.83       $46.67
Peer Group Index.....................       100           87.74        86.49
S&P 500 Index........................       100          102.43       131.70

--------
/1/ The Company's initial public offering occurred on August 8, 1997. For purposes of this presentation, the Company has assumed that its initial offering price of $15.00 would have been the closing sales price on the day prior to commencement of trading.
/2/ Assumes that $100.00 was invested on August 5, 1997 in the Company's Common Stock at the Company's initial offering price of $15.00 and at the closing sales price for each index on that date and that all cash dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

  Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

    PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending January 2, 2000. Deloitte & Touche LLP has acted in such capacity since its appointment during the fiscal year ended December 1992. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

  The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 2, 2000.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for the 1998 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except for one late Form 4 filing for Ms. Rhodes for one transaction and one late Form 5 filing for Ms. Rhodes for four gift transactions.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                            AT NEXT ANNUAL MEETING

  Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 185 Berry Street, Suite 6440, San Francisco, California 94107, not later than December 17, 1999, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

  At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Martin A. Kropelnicki
                                          Secretary

San Francisco, California
April 20, 1999


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

 THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

P                         HALL, KINION & ASSOCIATES, INC.

R                  Annual Meeting of Stockholders, May 14, 1999

O          This Proxy is Solicited on Behalf of the Board of Directors of
                          Hall, Kinion & Associates, Inc.
X

Y

       The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 14, 1999 and the Proxy Statement and appoints Paul H. Bartlett and Martin A. Kropelnicki, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Hall, Kinion & Associates, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the San Francisco Marriott, 55 Fourth Street, San Francisco, California on May 14, 1999, at 9.00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

                                                            -------------
                                                             SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                       SIDE
                                                            -------------

[X]   Please mark votes
      as in this example

The Board of Directors recommends a vote FOR each of the nominees listed below and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR the election of the nominees listed below and FOR the other proposals if no specification is made.


I- To elect the following directors         2.  To ratify the appointment          FOR           AGAINST           ABSTAIN
   to serve for a term ending upon the          of Deloitte & Touche LLP           [_]            [_]                [_]
   2002 Annual Meeting of Stockholders          as the Company's independent
   or until their successors are elected        accountants for the fiscal
   and qualified:                               year ending January 2, 2000.



Nominees:  Paul H. Bartlett and Todd J. Kinion

     FOR                     WITHHOLD        3. To transact such other business as may properly come before the Annual
     ALL    [_]         [_]  AUTHORITY          Meeting and at any adjournment of postponement thereof.
   NOMINEES                 TO VOTE FOR
                            ALL NOMINEES

                                                    MARK HERE
                                                    FOR ADDRESS                    [_]
[_] ______________________________________          CHANGE AND
For all nominees, except for any nominee(s)        NOTE AT LEFT
whose name is written in the space
provided above.
                                              Please sign your name.
                                              Signature:_______________________________________  Date:______________________
                                              Signature:_______________________________________  Date:______________________

                                       2